Exhibit 12

              AMERICAN GENERAL CORPORATION
     Computation of Ratio of Earnings to Fixed Charges and
          Ratio of Earnings to Combined Fixed Charges
                 and Preferred Stock Dividends
                          (Unaudited)
                        ($ in millions)


                                                       Six Months Ended
                                                           June 30,
                                                        2001      2000
Consolidated operations:
  Income before income tax expense, net dividends
    on preferred securities of subsidiaries, and
    cumulative effect of accounting change .......... $  148    $  642
  Fixed charges deducted from income
    Interest expense ................................    442       443
    Implicit interest in rents ......................     12        12

      Total fixed charges deducted from income ......    454       455

        Earnings available for fixed charges......... $  602    $1,097

  Fixed charges per above ........................... $  454    $  455
  Dividends on preferred stock and securities .......     86        79

    Combined fixed charges and preferred
      stock dividends ............................... $  540    $  534

        Ratio of earnings to fixed charges ..........   1.33      2.41

        Ratio of earnings to combined fixed charges
            and preferred stock dividends ...........   1.12      2.05

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income before income tax expense, net dividends
      on preferred securities of subsidiaries, and
      cumulative effect of accounting change ........ $  148    $  642
    Corporate fixed charges deducted from income -
      corporate interest expense ....................    122       124

        Earnings available for fixed charges ........ $  270    $  766

    Corporate fixed charges per above ............... $  122    $  124
    Dividends on preferred stock and securities .....     86        79

      Combined corporate fixed charges and
        preferred stock dividends ................... $  208    $  203

           Ratio of earnings to corporate fixed
             charges ................................   2.22      6.17

           Ratio of earnings to combined corporate
             fixed charges and preferred
             stock dividends ........................   1.30      3.77



                                                      Exhibit 12
                                                     (continued)

                  AMERICAN GENERAL CORPORATION
     Computation of Ratio of Earnings to Fixed Charges and
          Ratio of Earnings to Combined Fixed Charges
                 and Preferred Stock Dividends
                          (Unaudited)
                        ($ in millions)


                                                       Six Months Ended
                                                            June 30,
                                                         2001     2000
American General Finance, Inc.:
  Income before income tax expense and cumulative
    effect of accounting change ...................... $  213   $  137
  Fixed charges deducted from income
    Interest expense .................................    334      333
    Implicit interest in rents .......................      8        8

      Total fixed charges deducted from income........    342      341

        Earnings available for fixed charges ......... $  555   $  478

            Ratio of earnings to fixed charges .......   1.62     1.40




                                                      Exhibit 12
                                                     (continued)
              AMERICAN GENERAL CORPORATION
     Computation of Ratio of Earnings to Fixed Charges and
          Ratio of Earnings to Combined Fixed Charges
                 and Preferred Stock Dividends
                          (Unaudited)
                        ($ in millions)


                                                        Quarter Ended
                                                           June 30,
                                                        2001      2000
Consolidated operations:
  Income (loss) before income tax expense (benefit),
    net dividends on preferred securities of
    subsidiaries, and cumulative effect of
    accounting change ...............................  $(380)    $ 164
  Fixed charges deducted from income
    Interest expense ................................    213       226
    Implicit interest in rents ......................      6         6

      Total fixed charges deducted from income ......    219       232

        Earnings available for fixed charges.........  $(161)    $ 396

  Fixed charges per above ...........................  $ 219     $ 232
  Dividends on preferred stock and securities .......     43        38

    Combined fixed charges and preferred
      stock dividends ...............................  $ 262     $ 270

        Ratio of earnings to fixed charges ..........      -*     1.70

        Ratio of earnings to combined fixed charges
            and preferred stock dividends ...........      -*     1.46

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income (loss) before income tax expense (benefit),
      net dividends on preferred securities of
      subsidiaries, and cumulative effect of
      accounting change .............................  $(380)    $ 164
    Corporate fixed charges deducted from income -
      corporate interest expense ....................     58        63

        Earnings available for fixed charges ........  $(322)    $ 227

    Corporate fixed charges per above ...............  $  58     $  63
    Dividends on preferred stock and securities .....     43        38

      Combined corporate fixed charges and
        preferred stock dividends ...................  $ 101     $ 101

           Ratio of earnings to corporate fixed
             charges ................................      -*     3.60

           Ratio of earnings to combined corporate
             fixed charges and preferred
             stock dividends ........................      -*     2.24





                                                      Exhibit 12
                                                     (continued)
                  AMERICAN GENERAL CORPORATION
     Computation of Ratio of Earnings to Fixed Charges and
          Ratio of Earnings to Combined Fixed Charges
                 and Preferred Stock Dividends
                          (Unaudited)
                        ($ in millions)

                                                         Quarter Ended
                                                            June 30,
                                                         2001     2000
American General Finance, Inc.:
  Income before income tax expense and cumulative
    effect of accounting change ......................  $ 109     $ 43
  Fixed charges deducted from income
    Interest expense .................................    162      170
    Implicit interest in rents .......................      4        4

      Total fixed charges deducted from income........    166      174

        Earnings available for fixed charges .........  $ 275    $ 217

            Ratio of earnings to fixed charges .......   1.66     1.25



* Earnings were inadequate to cover fixed charges in second quarter 2001, primarily due to non-recurring/merger-related charges. The amount of deficiency for each ratio was as follows:
                                                                 Amount
  Consolidated operations:
     Earnings to fixed charges ...............................    $380
     Earnings to combined fixed charges and preferred
       stock dividends .......................................     423
  Consolidated operations, corporate fixed charges and
    preferred stock dividends only:
     Earnings to corporate fixed charges .....................     380
     Earnings to combined corporate fixed charges and
       preferred stock dividends .............................     423